UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2007 (March 12, 2007)

       CIGNA Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street Philadelphia, Pennsylvania	19192
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (215) 761-1000

      Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 12, 2007, CIGNA Corporation (the "Company") entered into an Underwriting Agreement, among the Company, Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc. for the issuance and sale by the Company of $250,000,000 5.375% Senior Notes due 2036 and $250,000,000 6.150% Senior Notes due 2036 (collectively, the "Notes"). The Notes are being sold pursuant to an effective shelf registration statement (File No. 333-136704). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 12, 2007, among CIGNA Corporation, Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 16, 2007	By:	/s/ Nicole S. Jones
Nicole S. Jones
Corporate Secretary and Vice President,
Corporate and Financial Law

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 12, 2007, among CIGNA Corporation, Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc.